EXHIBIT 21


                            PRINCIPAL SUBSIDIARIES


                                                        Jurisdiction in Which
Name of Subsidiary                                    Organized or Incorporated
------------------                                    -------------------------

CONSOLIDATED SUBSIDIARIES
J&L America, Inc.                                      Michigan, United States

CONSOLIDATED SUBSIDIARIES OF J&L AMERICA, INC.
Mill & Abrasive Supply, Inc.                           Michigan, United States
Strelinger Company                                     Michigan, United States